Exhibit 10.11

Shareholder Agreement

Owner Representatives: ****, ****	(referred hereinafter as Party A)

Actual Owner: Dynacq (Huai Bei) Healthcare, Inc.	(referred hereinafter as Party B)

In the view of:

1.	According to the Department of Commerce, the owner of Shanghai Feng Han Enterprise Development Ltd (“Feng Han”) is Owner Representatives (Party A) as entrusted shareholder of Party B.

2.	Per Party B’s request, Feng Han will purchase 100% of the ownership of Wen Zhou Li Ji Healthcare Investment and Management Ltd (“Li Ji”). Party B is the actual purchaser of Li Ji, so Party B should be entitled of all the shareholder’s rights and the benefits of Li Ji.

3.	Party B wants to conduct its healthcare management and related business in China, so it will use Feng Han as its operation entity.

Party A, as the entrusted shareholder of Feng Han for Party B, (actual owner is Party B) and Party B have signed this agreement to clarify:

Article 1. Stock ownership

1.	Party A is the original owner of Feng Han and has transferred ownership to Party B. Transfer ownership has not been registered with the Department of Commerce, however this shall not restrict Party B from the actual ownership of Feng Han.

2.	Before registered with Department of Commerce, Party A is the entrusted stockholder for Party B to hold Feng Han’s stock, and has neither stock rights in Feng Han, nor obligation for liability for Feng Han.

3.	Party A’s execution of its duties in Feng Han is under the direction of Party B.

Article 2. Promise of transfer ownership registration

1.	Party B reserves the right to enforce Party A to register stock ownership transfer to Party B with the Department of Commerce only when the Department of Commerce accepts the case.

2.	Party A is only responsible when it refuses to register ownership transfer with the Department of Commerce. Party A is not responsible for failure to register under circumstances that are beyond its control

Article 3. Other related issue for the ownership transfer

1.	Party A is responsible for all the debt and credit before transferring ownership of Feng Han. Party B, who will be the sole owner of Feng Han, is responsible for the debt and credit after ownership transfer.

*	Information has been omitted pursuant to a Request for Confidential Treatment and filed separately with the SEC

Article 4. Effectiveness

1.	The agreement will be effective when both parties signed or sealed.

2.	There are four copies of the agreement in total, two copies of which for each party. Each agreement shall deem equally authentic.

Party A: ******	******

Party B: Dynacq (Huai Bei) Healthcare, Inc

March 12, 2009

*	Information has been omitted pursuant to a Request for Confidential Treatment and filed separately with the SEC